EX-28.d.1.a

EXHIBIT A

INVESTMENT ADVISORY AGREEMENT

BETWEEN

NATIONWIDE FUND ADVISORS AND NATIONWIDE MUTUAL FUNDS

Effective May 1, 2007

Amended March 9, 2017*

Funds of the Trust	Advisory Fees
Nationwide Fund Nationwide Growth Fund

0.60% on assets up to $250 million;

0.575% on assets of $250 million and more

but less than $1 billion;

0.55% on assets of $1 billion and more

but less than $2 billion;

0.525% on assets of $2 billion and more

but less than $5 billion; and

0.50% on assets of $5 billion and more

Nationwide Bond Fund

0.44% on assets up to $250 million;

0.415% on assets of $250 million and more but less than

$1 billion;

0.39% on assets of $1 billion and more

but less than $2 billion;

0.365% on assets of $2 billion and more

but less than $5 billion; and

0.34% on assets of $5 billion and more

Nationwide Government Bond Fund

0.45% on assets up to $250 million;

0.425% on assets of $250 million and more

but less than $1 billion;

0.40% on assets of $1 billion and more

but less than $2 billion;

0.375% on assets of $2 billion and more

but less than $5 billion; and

0.35% on assets of $5 billion and more

Nationwide Government Money Market Fund

0.30% on assets up to $1 billion;

0.28% on assets of $1 billion and more

but less than $2 billion;

0.26% on assets of $2 billion and more

but less than $5 billion; and

0.24% on assets of $5 billion and more

Funds of the Trust	Advisory Fees
Nationwide S&P 500 Index Fund	0.125% on assets up to $1.5 billion; 0.105% on assets of $1.5 billion and more but less than $3 billion; and 0.095% on assets of $3 billion and more

Nationwide Small Cap Index Fund	0.19% on assets up to $1.5 billion; 0.17% on assets of $1.5 billion and more but less than $3 billion; and 0.16% on assets of $3 billion and more

Nationwide Mid Cap Market Index Fund	0.205% on assets up to $1.5 billion; 0.185% on assets of $1.5 billion and more but less than $3 billion; and 0.175% on assets of $3 billion and more

Nationwide International Index Fund	0.245% on assets up to $1.5 billion; 0.205% on assets of $1.5 billion and more but less than $3 billion; and 0.195% on assets of $3 billion and more

Nationwide Bond Index Fund	0.195% on assets up to $1.5 billion; 0.155% on assets of $1.5 billion and more but less than $3 billion; and 0.145% on assets of $3 billion and more

Nationwide Investor Destinations Aggressive Fund	0.13% of average daily net assets

Nationwide Investor Destinations Moderately Aggressive Fund	0.13% of average daily net assets

Nationwide Investor Destinations Moderate Fund	0.13% of average daily net assets

Nationwide Investor Destinations Moderately Conservative Fund	0.13% of average daily net assets

Nationwide Investor Destinations Conservative Fund	0.13% of average daily net assets

Nationwide U.S. Small Cap Value Fund	0.89% on assets up to $500 million; and 0.84% on assets of $500 million and more

Nationwide Portfolio Completion Fund	0.40% on assets up to $200 million; and 0.37% on assets of $200 million and more

Nationwide Small Company Growth Fund	0.84% on assets up to $500 million; and 0.79% on assets of $500 million and more

Funds of the Trust	Advisory Fees
Nationwide Global Equity Fund

0.75% on assets up to $250 million;

0.70% on assets of $250 million and more but less than

$500 million;

0.68% on assets of $500 million and more but less than

$1 billion; and

0.65% on assets of $1 billion and more

Nationwide High Yield Bond Fund	0.55% on assets up to $500 million; 0.50% on assets of $500 million and more but less than $1 billion; and 0.475% on assets of $1 billion and more

Nationwide Inflation-Protected Securities Fund	0.25% on assets up to $1 billion; and 0.23% on assets of $1 billion and more

Nationwide Core Plus Bond Fund	0.45% on assets up to $500 million; 0.425% on assets of $500 million and more but less than $1 billion; and 0.40% on assets of $1 billion and more

Nationwide Bailard Cognitive Value Fund	0.75% on assets up to $500 million; and 0.70% on assets of $500 million and more

Nationwide Bailard International Equities Fund	0.75% on assets up to $1 billion; and 0.70% on assets of $1 billion and more

Nationwide Bailard Technology & Science Fund	0.75% on assets up to $500 million; 0.70% on assets of $500 million and more but less than $1 billion; and 0.65% on assets of $1 billion and more

Nationwide Geneva Mid Cap Growth Fund	0.75% on assets up to $250 million; 0.70% on assets of $250 million and more but less than $500 million; and 0.65% on assets of $500 million and more

Nationwide Geneva Small Cap Growth Fund	0.84% on assets up to $250 million; 0.79% on assets of $250 million and more but less than $500 million; and 0.74% on assets of $500 million and more

Funds of the Trust	Advisory Fees
Nationwide HighMark Bond Fund

0.44% on assets up to $250 million;

0.415% on assets of $250 million and more but less than

$1 billion;

0.39% on assets of $1 billion and more

but less than $2 billion;

0.365% on assets of $2 billion and more

but less than $5 billion; and

0.34% on assets of $5 billion and more

Nationwide HighMark California Intermediate Tax Free Bond Fund	0.45% on assets up to $250 million; and 0.40% on assets of $250 million and more

Nationwide HighMark Large Cap Core Equity Fund

0.60% on assets up to $250 million;

0.575% on assets of $250 million and more

but less than $1 billion;

0.55% on assets of $1 billion and more

but less than $2 billion;

0.525% on assets of $2 billion and more

but less than $5 billion; and

0.50% on assets of $5 billion and more

Nationwide HighMark National Intermediate Tax Free Bond Fund	0.45% on assets up to $250 million; and 0.40% on assets of $250 million and more

Nationwide HighMark Short Term Bond Fund

0.35% on assets up to $500 million;

0.34% on assets of $500 million and more but less than

$1 billion;

0.325% on assets of $1 billion and more but less than

$3 billion;

0.30% on assets of $3 billion and more but less than

$5 billion;

0.285% on assets of $5 billion and more but less than

$10 billion; and

0.275% on assets of $10 billion and more.

Nationwide HighMark Small Cap Core Fund	0.89% on assets up to $500 million; and 0.84% on assets of $500 million and more

Nationwide Ziegler Equity Income Fund	0.55% on assets up to $100 million; 0.50% on assets of $100 million and more but less than $500 million; and 0.45% on assets of $500 million and more

Funds of the Trust	Advisory Fees
Nationwide Ziegler NYSE Arca Tech 100 Index Fund

0.50% on assets up to $50 million;

0.30% on assets of $50 million and more but less than $250 million;

0.25% on assets of $250 million and more but less than $500 million; and

0.20% on assets of $500 million and more

Nationwide Ziegler Wisconsin Tax Exempt Fund	0.50% on assets up to $250 million; and 0.40% on assets of $250 million and more

Nationwide Bailard Emerging Markets Equity Fund	1.00% on assets up to $200 million; and 0.97% on assets of $200 million and more

*	As approved by the Board of Trustees at its meeting held on March 7-8, 2017.

IN WITNESS WHEREOF, the parties have executed this Amended Exhibit A on the day and year first written above.

NATIONWIDE FUND ADVISORS

By:	/s/ Michael S. Spangler
Name: Michael S. Spangler Title: President

NATIONWIDE MUTUAL FUNDS

By:	/s/ Michael S. Spangler
Name: Michael S. Spangler Title: President